Exhibit 99.1

Leap Announces Net Customer Additions for Fourth Quarter and Full Year 2008

Company ends 2008 with approximately 3.84 million customers, a year-over-year increase of 34%

SAN DIEGO--(BUSINESS WIRE)--January 7, 2009--In advance of its previously announced presentation at the 2009 Citi Global Entertainment, Media and Telecommunications Conference on Thursday, January 8, 2009, Leap Wireless International, Inc. (NASDAQ:LEAP), the parent company of Cricket Communications, Inc., a leading provider of unlimited wireless services, today announced that it gained approximately 385,000 net customer additions during the fourth quarter of 2008, including approximately 173,000 net additions in the Company’s existing markets1, approximately 133,000 net additions in the Company’s expansion markets2 and approximately 79,000 broadband net additions. Total Company net additions for 2008 were approximately 941,000 and Leap ended the year with approximately 3.84 million customers. Total Company customer churn for the fourth quarter of 2008 was 3.8 percent; customer churn for the existing business was 3.7 percent, compared to 4.2 percent for the existing business in the fourth quarter of 2007.

“We are pleased with the Company's end-of-year performance in the midst of a weakened economy,” said Doug Hutcheson, Leap's CEO and President. “Strong performance in the Company’s existing markets reflects the success of our market enhancement strategies, and our broadband customer additions were strong and within our guidance. Customer churn performed as we anticipated as customer tenure in our existing markets continues to increase. Customer buying patterns throughout the holiday season continued as expected, although we anticipate that lower-than-expected purchases of additional services may impact ARPU on a sequential quarterly basis. Once again, the business has shown its strength and resiliency in the face of economic uncertainty, and with our broad suite of products and unlimited services, we believe we are well positioned for continued customer growth and operating margin improvement in 2009 as the business gains additional scale and continues to focus on cost reduction initiatives.”

1 The term “existing markets” refers to the Company’s markets in operation as of December 31, 2007, excluding the effects of the Company’s mobile broadband initiative and its Cricket PAYGoTM prepaid wireless service.

2 Results for expansion markets include net customer additions for voice services in new markets launched in 2008 as well as for the Company’s Cricket PAYGo prepaid wireless service.

About Leap

Leap provides innovative, high-value wireless services to a fast-growing, young and ethnically diverse customer base. With the value of unlimited wireless services as the foundation of its business, Leap pioneered its Cricket service. The Company and its joint ventures now operate in 30 states and hold licenses in 35 of the top 50 U.S. markets. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited voice, text, data and mobile Web services. Headquartered in San Diego, Calif., Leap is traded on the NASDAQ Global Select Market under the ticker symbol "LEAP." For more information, please visit www.leapwireless.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our expectations regarding future growth, results of operations and customer penetration, and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:

  our ability to attract and retain customers in an extremely competitive marketplace;
  changes in economic conditions, including interest rates, consumer credit conditions, unemployment rates, energy costs and other macro-economic factors that could adversely affect demand for the services we provide;
  the impact of competitors’ initiatives;
  our ability to successfully implement product offerings and execute effectively on our planned coverage expansion, launches of markets we acquired in the FCC’s auction for Advanced Wireless Services, or Auction #66, expansion of our mobile broadband product offering and other strategic activities;
  our ability to obtain roaming services from other carriers at cost-effective rates;
  our ability to maintain effective internal control over financial reporting;
  delays in our market expansion plans, including delays resulting from any difficulties in funding such expansion through our existing cash, cash generated from operations, or additional capital, or delays by existing U.S. government and other private sector wireless operations in clearing the AWS spectrum, some of which users are permitted to continue using the spectrum for several years;
  our ability to attract, motivate and retain an experienced workforce;
  our ability to comply with the covenants in our senior secured credit facilities, indentures and any future credit agreement, indenture or similar instrument;
  failure of our network or information technology systems to perform according to expectations; and
  other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

All forward-looking statements included in this news release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Jump, the Cricket “K” and Flex Bucket are U.S. registered trademarks of Cricket. In addition, the following are trademarks or service marks of Cricket: Cricket By Week, Cricket Choice, Cricket Connect, Cricket Nation and Cricket PAYGo. All other trademarks are the property of their respective owners.

CONTACT:
Leap Contacts:
Greg Lund, Media Relations
858-882-9105
glund@leapwireless.com
Amy Wakeham, Investor Relations
858-882-6084
awakeham@leapwireless.com